Number                                                 Shares

    Incorporated Under the Laws of the State of Nevada September 24, 1997
                                GOURMET GIFTS, INC.
    Common Stock 25,000,000 authorized                .001 Par Value
                                                       CUSIP 38356R 10 0
This Certifies that ---------------SPECIMEN-----------------------is the registered holder of --------------VOID---------------------------shares transferable only on the books of the Corporation by the holder in person of by Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal be hereunto affixed

this----------day                            of ------------A.D. 19xx


/s/----------------------                 /s/--------------------------
   Secretary                                 President